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                                                                    EXHIBIT 10.3


                   AGREEMENT AND PLAN OF BUSINESS COMBINATION

THIS AGREEMENT entered into this 15th day of Sept. 2000, by and between American Eagle Motorcycle Company Inc., a California corporation (AEM), and Yankee Engineuity Products Division, a California sole proprietorship (YEPD);

WITNESSETH, WHEREAS AEM is a motorcycle manufacturing corporation which for some time has been in the process of evaluating various businesses for acquisition; and YE is a distributor of its own line of Billet motorcycle parts; and

FURTHER WHEREAS, AEM and YEPD mutually desire to enter into a business combination whereby AEM will purchase the Motorcycle Products Division of YEPD.

NOW THEREFORE, for valuable consideration and upon the mutual representations, warranties, covenants, conditions and agreements contained herein, the parties agree as follows:

     1. Plan of Business Combination - It is the agreement and intention of all parties hereto that all of the outstanding ownership of YEPD shall be exchanged hereunder solely for voting common stock of AEM, and it is also the intention and understanding of all parties hereto that this transaction shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended, and any related sections there under.

     2. Restricted Securities - All common shares of AEM issued incident to this business combination shall be "restricted securities" as defined in relevant federal and state securities laws and regulations, basically meaning that such shares will not be registered under either state or federal securities laws and will be taken by the owners of YEPD for long-term investment are not with a present view toward further sale, disposition or transfer thereof; and accordingly any future transfer or disposition of such shares must either be (i) registered under relevant federal and state securities laws, or (ii) satisfy an appropriate exemption from such registration such as rule 144 of the Securities Act of 1933, as amended.

     3. Exchange of Securities - All parties hereto agree that all of the outstanding ownership of YEPD shall be exchanged for 32,500 common shares of AEM. Upon completion of this exchange of shares, YEPD shall become a wholly owned subsidiary of AEM.

     4. Delivery of Certificate - On the Closing date of this business combination, YEPD shall deliver all ownership documentation duly endorsed for transfer pursuant hereto, and simultaneously thereto AEM shall deliver certificates of AEM common shares to complete this transaction.

     5. This agreement shall be approved by each company as required by law.


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     6.  Conduct of Business - Between the date of this Agreement and the
         Closing Date hereof, YEPD shall conduct its business operations in a normal and customary manner in accordance with existing business operations in a normal and customary manner in accordance with existing business practices and policies.

     7. Due Diligence Investigation - Between the date of this Agreement and the Closing date hereof, AEM and YEPD may directly make such investigation of each other and their respective business and operations, affairs and financial positions; and the officers of each corporation hereto shall furnish to each other whatever financial and operational data and other information with respect to each other as reasonably requested by the other party. Neither AEM nor YEPD shall disclose any private or confidential information on the other party, which was obtained or discovered in connection with their respective due diligence review and investigation of each other incident hereto.

     8. Representations and Warranties of Parties - The parties jointly and severally represent and warrant to the other the following:
         a. AEM has outstanding capital stock of Approx. 1,582,500 common shares, and all common shares of AEM have been validly issued and are fully paid and nonassessable, and no such shares has been issued in violation of any preemptive or similar rights.
         b. AEM is a duly organized corporation validly existing and in good standing under the respective laws of the State of California, with full corporate power and authority to own and operate it's properties and assets and carry on any business presently and formerly conducted by it.
         c. YEPD is a properly organized sole proprietorship, validly existing and in good sanding under the laws of California, with full corporate power and authority to own and operate it's properties and assets and carry on any business presently and formerly conducted by it.
         d. This Agreement is a valid and binding agreement of each party hereto, and compliance with the terms of this Agreement by each party hereto will not result in (i) a breach or default under the Articles or Bylaws of either party or (ii) a breach or violation under any lien, pledge, security interest or other encumbrance on assets to which either party is subject.
         e. Neither company is subject to any pending litigation or governmental proceedings not reflected in their financial statements or otherwise disclosed to the other party incident to negotiating this Agreement.
         f. The Management of each company executing this Agreement is duly authorized to execute this Agreement on behalf of their respective corporation.
         g. All company record books, minute books and financial statements of each party in existence prior to the closing date shall be made available to the other party prior to closing of this business combination.
         h. As of the date hereof, and at Closing Date both companies hereto will have to the best of their knowledge and abilities, disclosed to each other all events, conditions and facts materially affecting the business and prospects of each company hereto.

     9. Convenants of both parties - AEM and YEPD, both convenant, warrant and agree that from the date hereof to closing date, each party hereto shall:

             (i) Conduct its business and operations in the usual, normal and ordinary course of business;

             (ii) Neither party shall declare any cash or stock dividends: nor shall they make any distribution by way of dividend, redemption, or otherwise;

             (iii) Each party hereto agrees to approve this agreement as soon as reasonably practicable after the date hereof.

     10. Survival of Representations - All representations, covenants and warranties contained herein shall survive the Closing Date of this Agreement and the consummation of the transactions hereby for two years from the date hereof.

     11. Closing - Upon the Closing of this Agreement, the following transactions shall occur or have occurred, all of which shall be deemed to be simultaneous:
         a. YEPD shall have delivered to AEM all ownership documentation of YEPD, duly endorsed thereon for exchange pursuant to this agreement;
         b. AEM shall deliver the required certificates of its common stock to YEPD or its assigns.
         c. Each party hereto shall deliver at the Closing Date certified copies of resolutions of each party which adopted and approved this business combination;
         d. The Effective Date of this business combination shall be the Closing Date hereof.

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     12. General

         (a). Notices - Any and all notices provided for in this Agreement shall be in writing and hand-delivered or sent by certified mail, directed as follows:

          To AEM:    Greg Spak
                     2350 Technology Pkwy.
                     Hollister, CA 95023

          To YEPD:   Duncan Keller
                     1520 A. West San Carlos
                     San Jose, CA 95126

         (b). Parties in Interest and Assignment - This Agreement shall inure to the benefit of and bind the parties hereto, and their respective successors, legal representatives and authorized assigns; provided, however, that no party hereto shall assign any interest herein without the express written consent of all other parties hereto.

         (c). Expenses - In the event this business combination is not consummated for any reason or purpose whatsoever, each party hereto shall pay its or his own expenses incident to negotiation of, preparation for or any other matters related hereto.

         (d). Waiver - Any failure on the part of a party hereto to comply with any term, obligation or condition of this Agreement may be waived in writing by the other parties hereto.

         (e). Governing Law - the laws of the State of California shall govern this Agreement.

         (f). Severability - If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

         (g). Entire Agreement - This Agreement constitutes the entire agreement for this business combination, and supercedes and cancels any prior agreement or understanding, written or oral; and this Agreement cannot be modified or amended unless by mutual written consent of all parties hereto. Except as listed in Addendum A.

              Addendum A

              1. In lieu of additional stock, AEM will pay YEPD approximately
                 $22,000 for past services.
              2. AEM will purchase YEPD's product inventory for approximately
                 $20,000. YEPD insures all inventory purchased is of Current designs and saleable.
              3. Duncan Keller shall receive the following yearly royalties:
                   a.  3% - up to $500,000 in product sales
                   b.  2% - $500,001 to $1,500,000
                   c.  1% - over $1,500,001
              These royalties will be in effect for 5 years and pay ability agreement will be automatically renewed unless terminated in writing by either party.

     13. Use of Yankee Engineuity Name - AEM will have exclusive right to use the Yankee Engineuity name in Sales and Marketing of motorcycle parts and accessories.


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     14. Termination - This agreement and the transactions contemplated hereby may be terminated anytime prior to Closing hereof by

        a.  Written mutual consent of both parties hereto
        b. By either party hereto if there has been a material breach by the other party of any term of this Agreement and such material breach is not cured by the breaching party within 30 days of notification in writing of such breach by the non-breaching party or has not been waived or cured by the effective date of the pending IPO of buyer
        c.  By either party hereto if a material condition of the Closing hereof has not been satisfied or cannot occur unless waived by the other party, or
        d. At the option of either party hereto if the Closing has not taken place by December 31, 2000

IN WITNESS WHEREOF, the above parties hereto have executed this agreement as of the day and year first written above written.


Yankee Engineuity                                 American Eagle Motorcycle


By /s/ DUNCAN KELLER                               /s/ GREG SPAK
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Its Owner                                         Its President
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